UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2022

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39245	84-3755666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	MSGE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On August 19, 2022, Madison Square Garden Entertainment Corp. (the “Company”) announced its financial results for its fourth quarter and fiscal year ended June 30, 2022. A copy of the press release containing the announcement is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 8.01	Other Events.

On August 18, 2022, the Board of Directors of the Company approved the exploration of a potential spin-off that would create a separate publicly traded company comprised of its traditional live entertainment business and MSG Networks (collectively “SpinCo”). The proposed spin-off would separate these businesses from the Company’s MSG Sphere and Tao Group Hospitality businesses (collectively “RemainCo”).

The transaction would be structured as a tax-free spin-off to all shareholders of the Company. In the first step of the transaction, record holders of Company Class A and Class B common stock would receive a pro-rata distribution expected to be equivalent, in aggregate, to an approximately two-thirds economic interest in SpinCo. The remaining approximately one-third economic interest in SpinCo would be retained by RemainCo. Those retained shares would then be available (i) for use in a tax-free exchange offer for the common stock of RemainCo, (ii) to raise capital for general corporate purposes, and/or (iii) for use in a follow-on pro-rata spin-off to RemainCo shareholders.

SpinCo is expected to include: the Company’s portfolio of venues – Madison Square Garden, Hulu Theater at Madison Square Garden, Radio City Music Hall, the Beacon Theatre, and The Chicago Theatre; the Company’s entertainment and sports bookings business; the Radio City Rockettes and the Christmas Spectacular production; the arena license agreements with the New York Knicks and New York Rangers; and MSG Networks, which owns two regional sports and entertainment networks – MSG Network and MSG+, as well as a companion streaming app MSG GO. If the proposed spin-off occurs, RemainCo would be expected to include: the first MSG Sphere, currently under construction in Las Vegas, and future MSG Sphere venues; a majority interest in Tao Group Hospitality; an approximately one-third economic interest in SpinCo; and a majority of the Company’s cash and cash equivalents at the time of the spin.

There can be no assurance that the proposed transaction will be completed in the manner described above, or at all. The Company has not set a timetable for completion of this process. Completion of the transaction would be subject to various conditions, including certain league approvals, receipt of a tax opinion from counsel and final approval by the Board of Directors of the Company.

Forward-Looking Statements

This Current Report on Form 8-K may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments or events may differ materially from those in the forward-looking statements as a result of various factors, including financial community perceptions of the Company and its business, operations, financial condition and the industries in which it operates, the impact of the COVID-19 pandemic and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated August 19, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.
(Registrant)

By:	/s/ David F. Byrnes
Name:	David F. Byrnes
Title:	Executive Vice President
and Chief Financial Officer

Dated: August 19, 2022

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